Exhibit 99.1
Marathon Petroleum Corp. Reports Fourth-Quarter 2023 Results
•Fourth-quarter net income attributable to MPC of $1.5 billion, or $3.84 per diluted share; adjusted net income of $1.5 billion, or $3.98 per adjusted diluted share
•Full-year 2023 net income attributable to MPC of $9.7 billion, or $23.63 per diluted share; adjusted net income of $9.7 billion, or $23.63 per adjusted diluted share
•Full-year net cash provided by operating activities of $14.1 billion, supporting the return of $12.8 billion of capital to shareholders in 2023
•2024 MPC standalone (excluding MPLX) capital spending outlook of $1.25 billion

FINDLAY, Ohio, Jan. 30, 2024 – Marathon Petroleum Corp. (NYSE: MPC) today reported net income attributable to MPC of $1.5 billion, or $3.84 per diluted share, for the fourth quarter of 2023. This compares to net income attributable to MPC of $3.3 billion, or $7.09 per diluted share, for the fourth quarter of 2022.
Adjusted net income was $1.5 billion, or $3.98 per diluted share, for the fourth quarter of 2023. This compares to adjusted net income of $3.1 billion, or $6.65 per diluted share, for the fourth quarter of 2022. Adjustments are shown in the accompanying release tables.
The fourth quarter of 2023 adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA) was $3.5 billion, compared with $5.8 billion for the fourth quarter of 2022. Adjustments are shown in the accompanying release tables.

For the full year 2023, net income attributable to MPC was $9.7 billion, or $23.63 per diluted share, compared with net income attributable to MPC of $14.5 billion, or $28.12 per diluted share for the full year 2022. Adjusted net income was $9.7 billion, or $23.63 per diluted share for the full year 2023. This compares to adjusted net income of $13.5 billion, or $26.16 per diluted share for the full year 2022. Adjustments are shown in the accompanying release tables.

“In 2023, the business generated $14.1 billion of net cash from operations, driven by strong operational performance and commercial execution,” said Chief Executive Officer Michael J. Hennigan. “This enabled the return of $12.8 billion of capital to shareholders. We believe MPC is positioned to generate strong through-cycle cash flow with the ability to deliver superior returns to our shareholders.”

Results from Operations
Adjusted EBITDA (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
Refining & Marketing Segment
Segment income from operations	$1,242	$3,910	$10,318	$16,437
Add: Depreciation and amortization	476	455	1,887	1,850
Refining planned turnaround costs	299	442	1,201	1,122
LIFO inventory charge (credit)	145	(176)	145	(148)
Refining & Marketing segment adjusted EBITDA	2,162	4,631	13,551	19,261

Midstream Segment
Segment income from operations	1,285	1,088	4,835	4,462
Add: Depreciation and amortization	332	327	1,320	1,310
Garyville incident response (recoveries) costs	(47)	—	16	—
Midstream segment adjusted EBITDA	1,570	1,415	6,171	5,772

Subtotal	3,732	6,046	19,722	25,033
Corporate	(224)	(259)	(837)	(753)
Add: Depreciation and amortization	20	15	100	55
Adjusted EBITDA	$3,528	$5,802	$18,985	$24,335

Refining & Marketing (R&M)
Segment adjusted EBITDA was $2.2 billion in the fourth quarter of 2023, versus $4.6 billion for the fourth quarter of 2022. R&M segment adjusted EBITDA was $8.02 per barrel for the fourth quarter of 2023, versus $17.39 per barrel for the fourth quarter of 2022. Segment adjusted EBITDA excludes refining planned turnaround costs, which totaled $299 million in the fourth quarter of 2023 and $442 million in the fourth quarter of 2022. The decrease in segment adjusted EBITDA was driven by lower market crack spreads.
R&M margin was $17.79 per barrel for the fourth quarter of 2023, versus $28.82 per barrel for the fourth quarter of 2022. Crude capacity utilization was approximately 91%, resulting in total throughput of 2.9 million barrels per day for the fourth quarter of 2023.
Refining operating costs per barrel were $5.67 for the fourth quarter of 2023, versus $5.62 for the fourth quarter of 2022.
Midstream
Segment adjusted EBITDA was $1.6 billion in the fourth quarter of 2023, versus $1.4 billion for the fourth quarter of 2022. The results were primarily driven by higher total throughputs and higher rates.
Corporate and Items Not Allocated
Corporate expenses totaled $224 million in the fourth quarter of 2023, compared with $259 million in the fourth quarter of 2022.
Financial Position, Liquidity, and Return of Capital
As of December 31, 2023, MPC had $10.2 billion of cash, cash equivalents, and short-term investments and $5 billion available on its bank revolving credit facility.

In the fourth quarter, the company returned approximately $2.8 billion of capital to shareholders through $2.5 billion of share repurchases and $311 million of dividends. Through January 26, the company repurchased an additional $0.9 billion of company shares. The company currently has approximately $5.9 billion available under its share repurchase authorizations.
Strategic and Operations Update
MPC’s standalone (excluding MPLX) capital spending outlook for 2024 is $1.25 billion. Approximately 65% of overall spending is focused on growth capital and 35% on sustaining capital. MPC’s $825 million of growth capital is focused on opportunities that enhance margins and reduce cost.

At its Los Angeles refinery, the company is advancing improvements to enhance the competitiveness of the refinery by improving reliability and lowering costs. The improvements focus on integrating and modernizing utility systems and increasing energy efficiency, with the added benefit of addressing new regulation mandating further reductions in emissions. The improvements are expected to be completed by the end of 2025.
At its Galveston Bay refinery, the company is investing to construct a 90,000 barrel per day high-pressure distillate hydrotreater. This project is anticipated to strengthen the competitiveness of the refinery by improving the ability to produce higher value finished products. This project is expected to be completed by the end of 2027.

MPLX announced a capital outlook of $1.1 billion. The capital spending plan focuses on advancing growth projects anchored in the Marcellus and Permian basins. MPLX’s integrated footprints in these basins have positioned the partnership with a steady source of opportunities to expand its value chains, particularly around its natural gas and NGL assets.

2024 Capital Plan ($ millions)

MPC Standalone (excluding MPLX)
Refining & Marketing Segment:
Growth - Traditional	$475
Growth - Low Carbon	350
Maintenance	375
Refining & Marketing Segment	1,200
Midstream Segment (excluding MPLX)	—
Corporate and Other(a)	50
Total MPC Standalone (excluding MPLX)	$1,250

MPLX Total(b)	$1,100
(a)     Does not include capitalized interest
(b) Excludes $285 million of reimbursable capital and approximately $100 million for repayment of MPLX's share of the Bakken Pipeline joint venture's debt due in 2024.

First Quarter 2024 Outlook

Refining & Marketing Segment:
Refining operating costs per barrel(a)	$5.85
Distribution costs (in millions)	$1,450
Refining planned turnaround costs (in millions)	$600
Depreciation and amortization (in millions)	$480

Refinery throughputs (mbpd):
Crude oil refined	2,445
Other charge and blendstocks	240
Total	2,685

Corporate (in millions)	$185

(a)Excludes refining planned turnaround and depreciation and amortization expense

Conference Call
At 11:00 a.m. ET today, MPC will hold a conference call and webcast to discuss the reported results and provide an update on company operations. Interested parties may listen by visiting MPC’s website at www.marathonpetroleum.com. A replay of the webcast will be available on the company’s website for two weeks. Financial information, including the earnings release and other investor-related materials, will also be available online prior to the conference call and webcast at www.marathonpetroleum.com.

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About Marathon Petroleum Corporation
Marathon Petroleum Corporation (MPC) is a leading, integrated, downstream energy company headquartered in Findlay, Ohio. The company operates the nation’s largest refining system. MPC’s marketing system includes branded locations across the United States, including Marathon brand retail outlets. MPC also owns the general partner and majority limited partner interest in MPLX LP, a midstream company that owns and operates gathering, processing, and fractionation assets, as well as crude oil and light product transportation and logistics infrastructure. More information is available at www.marathonpetroleum.com.
Investor Relations Contacts: (419) 421-2071
Kristina Kazarian, Vice President, Finance and Investor Relations
Brian Worthington, Director, Investor Relations
Kenan Kinsey, Supervisor, Investor Relations

Media Contact: (419) 421-3577
Jamal Kheiry, Communications Manager

References to Earnings and Defined Terms
References to earnings mean net income attributable to MPC from the statements of income. Unless otherwise indicated, references to earnings and earnings per share are MPC’s share after excluding amounts attributable to noncontrolling interests.
Forward-Looking Statements
This press release contains forward-looking statements regarding MPC. These forward-looking statements may relate to, among other things, MPC’s expectations, estimates and projections concerning its business and operations, financial priorities, strategic plans and initiatives, capital return plans, capital expenditure plans, operating cost reduction objectives, and environmental, social and governance (“ESG”) plans and goals, including those related to greenhouse gas emissions and intensity reduction targets, freshwater withdrawal intensity reduction targets, diversity, equity and inclusion targets and ESG reporting. Forward-looking and other statements regarding our ESG plans and goals are not an indication that these statements are material to investors or are required to be disclosed in our filings with the Securities Exchange Commission (SEC). In addition, historical, current, and forward-looking ESG-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. You can identify forward-looking statements by words such as “anticipate,” “believe,” “commitment,” “could,” “design,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “opportunity,” “outlook,” “plan,“ “policy,” “position,” “potential,” “predict,” “priority,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” “would” or other similar expressions that convey the uncertainty of future events or outcomes. MPC cautions that these statements are based on management’s current knowledge and expectations and are subject to certain risks and uncertainties, many of which are outside of the control of MPC, that could cause actual results and events to differ materially from the statements made herein. Factors that could cause MPC’s actual results to differ materially from those implied in the forward-looking statements include but are not limited to: political or regulatory developments, including changes in governmental policies relating to refined petroleum products, crude oil, natural gas, NGLs, or renewables, or taxation; volatility in and degradation of general economic, market, industry or business conditions due to inflation, rising interest rates, the military conflict between Russia and Ukraine, hostilities in the Middle East, future resurgences of the COVID-19 pandemic or otherwise; the regional, national and worldwide demand for refined products and renewables and related margins; the regional, national or worldwide availability and pricing of crude oil, natural gas, NGLs and other feedstocks and related pricing differentials; the adequacy of capital resources and liquidity and timing and amounts of free cash flow necessary to execute our business plans, effect future share repurchases and to maintain or grow our dividend; the success or timing of completion of ongoing or anticipated projects; the timing and ability to obtain necessary regulatory approvals and permits and to satisfy other conditions necessary to complete planned projects or to consummate planned transactions within the expected timeframes if at all; the availability of desirable strategic alternatives to optimize portfolio assets and the ability to obtain regulatory and other approvals with respect thereto; our ability to successfully implement our sustainable energy strategy and principles and achieve our ESG plans and goals within the expected timeframes if at all; changes in government incentives for emission-reduction products and technologies; the outcome of research and development efforts to create future technologies necessary to achieve our ESG plans and goals; our ability to scale projects and technologies on a commercially competitive basis; changes in regional and global economic growth rates and consumer preferences, including consumer support for emission-reduction products and technology; accidents or other unscheduled shutdowns affecting our refineries, machinery, pipelines, processing, fractionation and treating facilities or equipment, means of transportation, or those of our suppliers or customers; our ability to maintain adequate insurance coverage and recover insurance proceeds to offset losses resulting from accidents or other incidents and unscheduled shutdowns; the imposition of windfall profit taxes or maximum refining margin penalties on companies operating within the energy industry in California or other jurisdictions; the impact of adverse market conditions or other similar risks to those identified herein affecting MPLX; and the factors set forth under the heading “Risk Factors” in MPC’s and MPLX’s Annual Reports on Form 10-K for the year ended Dec. 31, 2022, and in other filings with the SEC. Any forward-looking statement speaks only as of the date of the applicable communication and we undertake no obligation to update any forward-looking statement except to the extent required by applicable law.

Copies of MPC's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPC's website at https://www.marathonpetroleum.com/Investors/ or by contacting MPC's Investor Relations office. Copies of MPLX's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other SEC filings are available on the SEC’s website, MPLX's website at http://ir.mplx.com or by contacting MPLX's Investor Relations office.

Consolidated Statements of Income (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per-share data)	2023	2022	2023	2022
Revenues and other income:
Sales and other operating revenues	$36,255	$39,813	$148,379	$177,453
Income from equity method investments	195	186	742	655
Net gain (loss) on disposal of assets	91	(11)	217	1,061
Other income	282	105	969	783
Total revenues and other income	36,823	40,093	150,307	179,952
Costs and expenses:
Cost of revenues (excludes items below)	32,582	33,575	128,566	151,671
Depreciation and amortization	828	797	3,307	3,215
Selling, general and administrative expenses	820	763	3,039	2,772
Other taxes	198	219	881	825
Total costs and expenses	34,428	35,354	135,793	158,483
Income from continuing operations	2,395	4,739	14,514	21,469
Net interest and other financial costs	111	186	525	1,000
Income from continuing operations before income taxes	2,284	4,553	13,989	20,469
Provision for income taxes on continuing operations	407	984	2,817	4,491
Income from continuing operations, net of tax	1,877	3,569	11,172	15,978
Income from discontinued operations, net of tax	—	72	—	72
Net income	1,877	3,641	11,172	16,050
Less net income attributable to:
Redeemable noncontrolling interest	23	23	94	88
Noncontrolling interests	403	297	1,397	1,446
Net income attributable to MPC	$1,451	$3,321	$9,681	$14,516

Per share data
Basic:
Continuing operations	$3.86	$6.98	$23.73	$28.17
Discontinued operations	—	0.15	—	0.14
Net income attributable to MPC per share	$3.86	$7.13	$23.73	$28.31
Weighted average shares outstanding (in millions)	376	465	407	512

Diluted:
Continuing operations	$3.84	$6.94	$23.63	$27.98
Discontinued operations	—	0.15	—	0.14
Net income attributable to MPC per share	$3.84	$7.09	$23.63	$28.12
Weighted average shares outstanding (in millions)	377	468	409	516

Income Summary (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
Refining & Marketing	$1,242	$3,910	$10,318	$16,437
Midstream	1,285	1,088	4,835	4,462
Corporate	(224)	(259)	(837)	(753)
Income from continuing operations before items not allocated to segments	2,303	4,739	14,316	20,146
Items not allocated to segments:
Gain on sale of assets	92	—	198	1,058
Renewable volume obligation requirements	—	—	—	238
Litigation	—	—	—	27
Income from continuing operations	$2,395	$4,739	$14,514	$21,469

Capital Expenditures and Investments (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
Refining & Marketing	$392	$504	$1,311	$1,508
Midstream	357	297	1,105	1,069
Corporate(a)	31	48	138	211
Total	$780	$849	$2,554	$2,788

(a)Includes capitalized interest of $12 million, $27 million, $55 million and $103 million for the fourth quarter 2023, the fourth quarter 2022, the year 2023 and the year 2022, respectively.

Refining & Marketing Operating Statistics (unaudited)

Dollar per Barrel of Net Refinery Throughput	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Refining & Marketing margin, excluding LIFO inventory charge/credit(a)	$18.33	$28.16	$23.16	$28.10
LIFO inventory (charge) credit	(0.54)	0.66	(0.14)	0.14
Refining & Marketing margin(a)	$17.79	$28.82	$23.02	$28.24
Less:
Refining operating costs(b)	5.67	5.62	5.41	5.41
Distribution costs(c)	5.63	5.12	5.37	4.89
Other (income) loss(d)	(0.99)	0.03	(0.36)	(0.08)
LIFO inventory (charge) credit	(0.54)	0.66	(0.14)	0.14
Refining & Marketing segment adjusted EBITDA	8.02	17.39	12.74	17.88
Less:
Refining planned turnaround costs	1.11	1.66	1.13	1.04
Depreciation and amortization	1.76	1.71	1.77	1.72
LIFO inventory charge (credit)	0.54	(0.66)	0.14	(0.14)
Refining & Marketing income from operations	$4.61	$14.68	$9.70	$15.26

Fees paid to MPLX included in distribution costs above	$3.64	$3.45	$3.61	$3.39

(a)Sales revenue less cost of refinery inputs and purchased products, divided by net refinery throughput.
(b)Excludes refining planned turnaround and depreciation and amortization expense.
(c)Excludes depreciation and amortization expense.
(d)Includes income (loss) from equity method investments, net gain (loss) on disposal of assets and other income.

Refining & Marketing - Supplemental Operating Data	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Refining & Marketing refined product sales volume (mbpd)(a)	3,612	3,532	3,536	3,508
Crude oil refining capacity (mbpcd)(b)	2,936	2,887	2,917	2,887
Crude oil capacity utilization (percent)(b)	91	94	92	96

Refinery throughputs (mbpd):
Crude oil refined	2,668	2,700	2,677	2,761
Other charge and blendstocks	263	195	237	190
Net refinery throughputs	2,931	2,895	2,914	2,951

Sour crude oil throughput (percent)	45	46	44	47
Sweet crude oil throughput (percent)	55	54	56	53

Refined product yields (mbpd):
Gasoline	1,588	1,457	1,526	1,494
Distillates	1,068	1,078	1,047	1,079
Propane	65	65	66	70
NGLs and petrochemicals	142	129	182	178
Heavy fuel oil	41	107	52	73
Asphalt	69	86	80	89
Total	2,973	2,922	2,953	2,983
Inter-region refinery transfers excluded from throughput and yields above (mbpd)	75	59	61	73

(a)Includes intersegment sales.
(b)Based on calendar day capacity, which is an annual average that includes downtime for planned maintenance and other normal operating activities.

Refining & Marketing - Supplemental Operating Data by Region (unaudited)
The per barrel for Refining & Marketing margin is calculated based on net refinery throughput (excludes inter-refinery transfer volumes). The per barrel for the refining operating costs, refining planned turnaround costs and refining depreciation and amortization for the regions, as shown in the tables below, is calculated based on the gross refinery throughput (includes inter-refinery transfer volumes).
Refining operating costs exclude refining planned turnaround costs and refining depreciation and amortization expense.

Gulf Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$16.62	$26.86	$20.83	$26.88
Refining operating costs	4.28	4.63	4.11	4.27
Refining planned turnaround costs	0.88	2.93	1.11	1.39
Refining depreciation and amortization	1.34	1.34	1.38	1.30

Gulf Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Refinery throughputs (mbpd):
Crude oil refined	1,144	1,069	1,085	1,122
Other charge and blendstocks	186	126	182	148
Gross refinery throughputs	1,330	1,195	1,267	1,270

Sour crude oil throughput (percent)	55	55	53	57
Sweet crude oil throughput (percent)	45	45	47	43

Refined product yields (mbpd):
Gasoline	702	560	654	616
Distillates	475	443	445	458
Propane	38	35	37	40
NGLs and petrochemicals	107	82	112	107
Heavy fuel oil	27	77	33	53
Asphalt	15	16	17	19
Total	1,364	1,213	1,298	1,293
Inter-region refinery transfers included in throughput and yields above (mbpd)	39	31	35	43

Mid-Continent Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$17.77	$29.20	$23.50	$27.67
Refining operating costs	5.33	5.25	5.12	5.06
Refining planned turnaround costs	0.79	0.72	0.81	0.73
Refining depreciation and amortization	1.55	1.52	1.54	1.54

Refinery throughputs (mbpd):
Crude oil refined	1,061	1,126	1,108	1,129
Other charge and blendstocks	101	74	78	68
Gross refinery throughputs	1,162	1,200	1,186	1,197

Sour crude oil throughput (percent)	27	27	26	26
Sweet crude oil throughput (percent)	73	73	74	74

Refined product yields (mbpd):
Gasoline	637	633	623	619
Distillates	422	440	427	432
Propane	19	22	20	21
NGLs and petrochemicals	20	24	43	45
Heavy fuel oil	12	15	13	14
Asphalt	54	70	63	69
Total	1,164	1,204	1,189	1,200
Inter-region refinery transfers included in throughput and yields above (mbpd)	18	5	10	7

West Coast Region	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Dollar per barrel of refinery throughput:
Refining & Marketing margin	$24.11	$28.63	$28.02	$31.87
Refining operating costs	9.19	7.95	8.56	8.07
Refining planned turnaround costs	2.24	0.77	1.75	0.78
Refining depreciation and amortization	1.39	1.24	1.37	1.32

Refinery throughputs (mbpd):
Crude oil refined	463	505	484	510
Other charge and blendstocks	51	54	38	47
Gross refinery throughputs	514	559	522	557

Sour crude oil throughput (percent)	63	69	68	71
Sweet crude oil throughput (percent)	37	31	32	29

Refined product yields (mbpd):
Gasoline	268	282	271	286
Distillates	184	207	182	198
Propane	8	8	9	9
NGLs and petrochemicals	23	30	34	33
Heavy fuel oil	37	37	31	36
Asphalt	—	—	—	1
Total	520	564	527	563
Inter-region refinery transfers included in throughput and yields above (mbpd)	18	23	16	23

Midstream Operating Statistics (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Pipeline throughputs (mbpd)(a)	5,866	5,688	5,895	5,743
Terminal throughputs (mbpd)	3,023	3,018	3,130	3,022
Gathering system throughputs (million cubic feet per day)(b)	6,252	6,179	6,257	5,794
Natural gas processed (million cubic feet per day)(b)	9,375	8,588	8,971	8,448
C2 (ethane) + NGLs fractionated (mbpd)(b)	599	583	597	552

(a)Includes common-carrier pipelines and private pipelines contributed to MPLX. Excludes equity method affiliate pipeline volumes.
(b)Includes amounts related to unconsolidated equity method investments on a 100% basis.

Select Financial Data (unaudited)

	December 31, 2023	September 30, 2023
(In millions)
Cash and cash equivalents	$5,443	$8,452
Short-term investments	4,781	4,604
Total consolidated debt(a)	27,283	27,282
MPC debt	6,852	6,864
MPLX debt	20,431	20,418
Redeemable noncontrolling interest	895	970
Equity	30,504	31,828
Shares outstanding	368	386

(a)    Net of unamortized debt issuance costs and unamortized premium/discount, net.
Non-GAAP Financial Measures
Management uses certain financial measures to evaluate our operating performance that are calculated and presented on the basis of methodologies other than in accordance with GAAP. The non-GAAP financial measures we use are as follows:
Adjusted Net Income Attributable to MPC and Adjusted Diluted Earnings Per Share
Adjusted net income attributable to MPC is defined as net income attributable to MPC excluding the items in the table below, along with their related income tax effect. We have excluded these items because we believe that they are not indicative of our core operating performance. Adjusted diluted earnings per share is defined as adjusted net income attributable to MPC divided by the number of weighted-average shares outstanding in the applicable period, assuming dilution.
We believe the use of adjusted net income attributable to MPC and adjusted diluted earnings per share provides us and our investors with important measures of our ongoing financial performance to better assess our underlying business results and trends. Adjusted net income attributable to MPC or adjusted diluted earnings per share should not be considered as a substitute for, or superior to net income attributable to MPC, diluted net income per share or any other measure of financial performance presented in accordance with GAAP. Adjusted net income attributable to MPC and adjusted diluted earnings per share may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income Attributable to MPC to Adjusted Net Income Attributable to MPC (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
Net income attributable to MPC	$1,451	$3,321	$9,681	$14,516
Pre-tax adjustments:
Garyville incident response (recoveries) costs	(47)	—	16	—
Gain on Speedway sale	—	(60)	—	(60)
Gain on sale of assets	(92)	—	(198)	(1,058)
LIFO inventory charge (credit)	145	(176)	145	(148)
Renewable volume obligation requirements	—	—	—	(238)
Tax impact of adjustments(a)	(1)	27	8	306
Non-controlling interest impact of adjustments	49	—	27	183
Adjusted net income attributable to MPC	$1,505	$3,112	$9,679	$13,501

Diluted income per share	$3.84	$7.09	$23.63	$28.12
Adjusted diluted income per share	$3.98	$6.65	$23.63	$26.16

(a)Income taxes for adjusted earnings were calculated by applying a combined federal and state statutory tax rate of 22% to the pre-tax adjustments. The corresponding adjustments to reported income taxes are shown in the table above.

Adjusted EBITDA
Amounts included in net income (loss) attributable to MPC and excluded from adjusted EBITDA include (i) net interest and other financial costs; (ii) provision/benefit for income taxes; (iii) noncontrolling interests; (iv) depreciation and amortization; (v) refining planned turnaround costs and (vi) other adjustments as deemed necessary, as shown in the table below. We believe excluding turnaround costs from this metric is useful for comparability to other companies as certain of our competitors defer these costs and amortize them between turnarounds.
Adjusted EBITDA is a financial performance measure used by management, industry analysts, investors, lenders, and rating agencies to assess the financial performance and operating results of our ongoing business operations. Additionally, we believe adjusted EBITDA provides useful information to investors for trending, analyzing and benchmarking our operating results from period to period as compared to other companies that may have different financing and capital structures. Adjusted EBITDA should not be considered as a substitute for, or superior to income (loss) from operations, net income attributable to MPC, income before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Income Attributable to MPC to Adjusted EBITDA from Continuing Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
Net income attributable to MPC	$1,451	$3,321	$9,681	$14,516
Net income attributable to noncontrolling interests	426	320	1,491	1,534
Income from discontinued operations, net of tax	—	(72)	—	(72)
Provision for income taxes	407	984	2,817	4,491
Net interest and other financial costs	111	186	525	1,000
Depreciation and amortization	828	797	3,307	3,215
Refining planned turnaround costs	299	442	1,201	1,122
Garyville incident response (recoveries) costs	(47)	—	16	—
LIFO inventory charge (credit)	145	(176)	145	(148)
Gain on sale of assets	(92)	—	(198)	(1,058)
Renewable volume obligation requirements	—	—	—	(238)
Litigation	—	—	—	(27)
Adjusted EBITDA from continuing operations	$3,528	$5,802	$18,985	$24,335

Reconciliation of Income from Discontinued Operations, Net of Tax to Adjusted EBITDA from Discontinued Operations (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
Income from discontinued operations, net of tax	$—	$72	$—	$72
Provision for income taxes	—	(12)	—	(12)
Gain on sale of assets	—	(60)	—	(60)
Adjusted EBITDA from discontinued operations	$—	$—	$—	$—

Refining & Marketing Margin
Refining & Marketing margin is defined as sales revenue less cost of refinery inputs and purchased products. We use and believe our investors use this non-GAAP financial measure to evaluate our Refining & Marketing segment’s operating and financial performance as it is the most comparable measure to the industry’s market reference product margins. This measure should not be considered a substitute for, or superior to, Refining & Marketing gross margin or other measures of financial performance prepared in accordance with GAAP, and our calculation thereof may not be comparable to similarly titled measures reported by other companies.
Reconciliation of Refining & Marketing Segment Adjusted EBITDA to Refining & Marketing Gross Margin and Refining & Marketing Margin (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2023	2022	2023	2022
Refining & Marketing segment adjusted EBITDA	$2,162	$4,631	$13,551	$19,261
Plus (Less):
Depreciation and amortization	(476)	(455)	(1,887)	(1,850)
Refining planned turnaround costs	(299)	(442)	(1,201)	(1,122)
LIFO inventory (charge) credit	(145)	176	(145)	148
Selling, general and administrative expenses	658	598	2,504	2,294
(Income) loss from equity method investments	(2)	8	(7)	(31)
Net (gain) loss on disposal of assets	1	—	(3)	(37)
Other income	(266)	(80)	(871)	(686)
Refining & Marketing gross margin	1,633	4,436	11,941	17,977
Plus (Less):
Operating expenses (excluding depreciation and amortization)	2,885	2,879	10,986	10,683
Depreciation and amortization	476	455	1,887	1,850
Gross margin excluded from and other income included in Refining & Marketing margin(a)	(124)	(54)	(45)	82
Other taxes included in Refining & Marketing margin	(71)	(41)	(288)	(173)
Refining & Marketing margin	4,799	7,675	24,481	30,419
LIFO inventory charge (credit)	145	(176)	145	(148)
Refining & Marketing margin, excluding LIFO inventory charge/credit	$4,944	$7,499	$24,626	$30,271

Refining & Marketing margin by region:
Gulf Coast	$1,972	$2,877	$9,365	$12,038
Mid-Continent	1,871	3,212	10,084	12,013
West Coast	1,101	1,410	5,177	6,220
Refining & Marketing margin	$4,944	$7,499	$24,626	$30,271

(a)Reflects the gross margin, excluding depreciation and amortization, of other related operations included in the Refining & Marketing segment and processing of credit card transactions on behalf of certain of our marketing customers, net of other income.